Explanation of Responses:
(1)
This statement is being filed by the The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GSCP VI Advisors, L.L.C. (“GSCP VI Advisors”), GS Advisors VI, L.L.C. (“GS Advisors VI”), GSCP VI Offshore Advisors, L.L.C. (“GSCP VI Offshore Advisors”), Goldman, Sachs Management GP GmbH (“GS GmbH”), MBD 2011 Offshore Advisors, Inc. (“MBD Advisors”), Bridge Street 2012 Offshore Advisors, Inc. (“Bridge Street Advisors”), Opportunity Partners Offshore-B Co-Invest AIV Advisors, Ltd. (“Opportunity Advisors”), SpartanShield Holdings (“SpartanShield”), GS Capital Partners VI Fund, L.P. (“GS Capital VI”), GS Capital Partners VI Parallel, L.P. (“GS Capital VI Parallel”), GS Capital Partners VI Offshore Fund, L.P. (“GS VI Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany VI”), MBD 2011 Holdings, L.P. (“MBD 2011”), Bridge Street 2012 Holdings, L.P. (“Bridge Street”) and Opportunity Partners Offshore-B Co-Invest AIV, L.P. (“Opportunity,” and, together with GS Capital VI, GS Capital VI Parallel, GS VI Offshore, GS Germany VI, MBD 2011 and Bridge Street, the “Funds”). GS Group, Goldman Sachs, GSCP VI Advisors, GS Advisors VI, GSCP VI Offshore Advisors, GS GmbH, MBD Advisors, Bridge Street Advisors, Opportunity Advisors, SpartanShield and the GS Funds are defined collectively as the “Reporting Persons.”

(2)	Due to the electronic system’s limitation of 10 Reporting Persons per filing, this statement is being filed in duplicate.

(3)
Goldman Sachs and GS Group may be deemed to beneficially own indirectly 72,355,340 shares of common stock, par value $0.01 per share (the “Common Stock”) of TransUnion by reason of the direct beneficial ownership of such shares by GS Capital VI, GS Capital VI Parallel and SpartanShield. Affiliates of Goldman Sachs and GS Group are the general partner, managing general partner, managing partner, managing member or member of the Funds. Goldman Sachs is a wholly-owned subsidiary of GS Group. Goldman Sachs is the investment manager of certain of the Funds.

(4)
GS Capital VI beneficially owns directly 28,236,935 shares of Common Stock, which may be deemed to be beneficially owned indirectly by its general partner, GSCP VI Advisors. GS Capital VI Parallel beneficially owns directly 7,764,675 shares of Common Stock, which may be deemed to be beneficially owned indirectly by its general partner, GS Advisors VI. SpartanShield beneficially owns directly 36,353,730 shares of Common Stock.

(5)
Shares of Common Stock that may be deemed to be beneficially owned by certain of the Funds that correspond to such Funds’ partnership interests in SpartanShield consist of: (1) 23,486,489 shares of Common Stock which may be deemed to be beneficially owned indirectly by GS VI Offshore, which may be deemed to be beneficially owned indirectly by its general partner, GSCP VI Offshore Advisors, (2) 1,003,541 shares of Common Stock which may be deemed to be beneficially owned indirectly by GS Germany VI, which may be deemed to be beneficially owned indirectly by its general partner, GS GmbH, (3) 866,450 shares of Common Stock which may be deemed to be beneficially owned indirectly by MBD 2011, which may be deemed to be beneficially owned indirectly by its general partner, MBD Advisors, (4) 999,750 shares of Common Stock which may be deemed to be beneficially owned indirectly by Bridge Street, which may be deemed to be beneficially owned indirectly by its general partner, Bridge Street Advisors, and (5) 9,997,500 shares of Common Stock which may be deemed to be beneficially owned indirectly by Opportunity, which may be deemed to be beneficially owned indirectly by its general partner, Opportunity Advisors.

(6)
The Reporting Persons disclaim beneficial ownership of all shares of Common Stock in excess of their pecuniary interest, if any, and this report shall not be deemed an admission that any such person or entity is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.